Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2016

SECOND QUARTER HIGHLIGHTS:

•	Reported revenue increased 0.1% to $337.0 million; Organic revenue growth of 0.3%, 20 basis points negative impact from decreased billable pass-through costs

•	Net income attributable to MDC Partners of $1.2 million vs $29.6 million
•	Adjusted EBITDA decreased 11.8% to $41.9 million, with margins of 12.4% (See Schedules 2 and 3)

•	Company revises 2016 financial guidance to reflect lowered full year expectations

YEAR-TO-DATE HIGHLIGHTS:

•	Reported revenue increased 1.1% to $646.1 million; Organic revenue growth of 1.2%, 120 basis point negative impact from decreased billable pass-through costs
•	Net loss attributable to MDC Partners of ($22.1) million vs. ($2.5) million
•	Adjusted EBITDA decreased 5.0% to $74.7 million, with margins of 11.6% (See Schedules 4 and 5)
•	Net New Business wins totaled $36.9 million in Q2 and $56.8 million year-to-date

New York, NY, July 28, 2016 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2016.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “This was a challenging quarter for our business. While our financial results in the second quarter were below our expectations, there’s no doubt that we have a very strong underlying business that is positioned for meaningful growth in the second half of the year and beyond. Our partners are building deep relationships with blue chip, increasingly global clients, including net new business of $57 million year-to-date. Our media business is beginning to break through, and our partners are attracting innovative talent with several recent significant hires. Importantly, we continue to take strategic actions that are making our business stronger and more efficient. We are confident that the steps we are taking, combined with the strength of our partners, will quickly return us to an attractive run rate, leading to solid shareholder returns.”

David Doft, CFO of MDC Partners, said, “We believe that it is prudent to revise our full-year 2016 guidance to reflect our softer-than-anticipated second quarter results. At the midpoint, our annual guidance implies a revenue increase of 5.9% and an Adjusted EBITDA increase of 6.2% as we continue to anticipate that there will be an acceleration in growth in the third and fourth quarters as recently won accounts come online. In addition, our recent payment of approximately $84 million of deferred acquisition consideration in the second quarter was a meaningful step toward strengthening our balance sheet. Notwithstanding our financial results thus far this year, we remain confident in the strength of our business model.”

Second Quarter and Year-to-Date Financial Results

Revenue for the second quarter of 2016 was $337.0 million, an increase of 0.1%, compared to $336.6 million in the second quarter of 2015. The effect of foreign currency translation was negative 0.7%, the impact of net acquisitions was positive 0.6%, and the resulting organic revenue growth was 0.3%. Organic revenue growth for the period was negatively impacted by 20 basis points from decreased billable pass-through costs incurred on client’s behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners in the second quarter of 2016 was $1.2 million compared to $29.6 million in the second quarter of 2015. Diluted income per share from continuing operations attributable to MDC Partners common shareholders for the second quarter of 2016 was $0.02 compared to $0.56 per share in the second quarter of 2015. Adjusted EBITDA for the second quarter of 2016 was $41.9 million, a decrease of 11.8% compared to $47.5 million in the second quarter of 2015. Adjusted EBITDA Available for General Capital Purposes was $16.2 million in the second quarter of 2016, a decrease of 41.5%, compared to $27.8 million in the second quarter of 2015.

Revenue for the first six months of 2016 was $646.1 million, an increase of 1.1%, compared to $638.8 million in the first six months of 2015. The effect of foreign currency translation was negative 1.0%, the impact of net acquisitions was positive 0.9%, and the resulting organic revenue growth was 1.2%. Organic revenue growth for the period was negatively impacted by 120 basis points from decreased billable pass-through costs incurred on client’s behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners in the first six months of 2016 was ($22.1) million compared to ($2.5) million in the first six months of 2015. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first six months of 2016 was ($0.44) compared to income of $0.05 per share in the first six months of 2015. Adjusted EBITDA for the first six months of 2016 was $74.7 million, a decrease of 5.0%, compared to $78.6 million in the first six months of 2015. Adjusted EBITDA Available for General Capital Purposes was $29.0 million in the first six months of 2016, a decrease of 23.8%, compared to $38.0 million in the first six months of 2015.

Financial Guidance

Guidance for 2016 is revised as follows:

		Prior	Revised	Implied
	2015	2016	2016	Year over Year
	Actuals	Guidance	Guidance	Change

Revenue	$1.326 billion	$1.410 - $1.440 billion	$1.390 - $1.420 billion	+4.8% to +7.1%

Adjusted EBITDA	$197.7 million	$225 - $235 million	$205 - $215 million	+3.7% to +8.8%
Implied Adjusted EBITDA Margin	14.9%	15.8% to 16.4%	14.7% to 15.1%	-15 to +25 basis points

Adjusted EBITDA Available for	$113.4 million	$130 - $140 million	$110 - $120 million	-3.0% to +5.8%
General Capital Purposes

MDC Partners Announces $0.21 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about August 24, 2016, to shareholders of record at the close of business on August 10, 2016.

Conference Call

Management will host a conference call on Thursday, July 28, 2016, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), August 4, 2016, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10090304), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures for the three and six months ended June 30, 2016, and 2015, include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of the following calculation: (i) the change in revenue during the relevant time period, less (ii) for each business acquired in the current year, the incremental impact on revenue for the comparable period prior to the Company’s ownership of such acquired business, less revenue from each business acquired by the Company in the previous year through the twelve month anniversary of the Company’s ownership, plus (iii) for each business disposed of in the current year, the incremental impact on revenue for the comparable period after the Company’s disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the Company’s disposition, less (iv) foreign exchange impacts.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Adjusted EBITDA Available for General Capital Purposes: Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure that represents Adjusted EBITDA less net income attributable to the noncontrolling interests, capital expenditures net of landlord reimbursements, cash taxes, and cash interest, net & other.

(5) Net Bank Debt or Net Debt: Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with the SEC’s ongoing investigation and the related class action litigation claims;

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue	$337,047	$336,606	$646,089	$638,828

Operating Expenses:
Cost of services sold	228,835	225,042	440,281	435,461
Office and general expenses	72,709	53,075	150,537	127,383
Depreciation and amortization	11,436	14,007	22,656	26,307
	312,980	292,124	613,474	589,151

Operating profit	24,067	44,482	32,615	49,677

Other Income (Expense):
Other, net	26	4,348	15,538	(13,692)
Interest expense and finance charges	(17,174)	(13,288)	(32,749)	(28,384)
Loss on redemption of notes	-	-	(33,298)	-
Interest income	203	105	381	224

Income (loss) from continuing operations before income taxes
and equity in earnings of non-consolidated affiliates	7,122	35,647	(17,513)	7,825

Income tax expense	4,405	4,679	2,433	625

Income (loss) from continuing operations before equity in
earnings of non-consolidated affiliates	2,717	30,968	(19,946)	7,200
Equity in earnings (loss) of non-consolidated affiliates	(290)	104	(61)	455

Income (loss) from continuing operations	2,427	31,072	(20,007)	7,655
Income (loss) from discontinued operations attributable to
MDC Partners Inc., net of taxes	-	1,329	-	(4,965)
Net income (loss)	2,427	32,401	(20,007)	2,690
Net income attributable to the noncontrolling interests	(1,254)	(2,841)	(2,113)	(5,221)
Net income (loss) attributable to MDC Partners Inc.	$1,173	$29,560	$(22,120)	$(2,531)

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to
MDC Partners Inc. common shareholders	$0.02	$0.57	$(0.44)	$0.05
Discontinued operations attributable to MDC
Partners Inc. common shareholders	-	0.03	-	(0.10)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.02	$0.60	$(0.44)	$(0.05)

Diluted:
Income (loss) from continuing operations attributable to
MDC Partners Inc. common shareholders	$0.02	$0.56	$(0.44)	$0.05
Discontinued operations attributable to MDC
Partners Inc. common shareholders	-	0.03	-	(0.10)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.02	$0.59	$(0.44)	$(0.05)

Weighted Average Number of Common Shares Outstanding:
Basic	50,322,757	49,859,300	50,162,654	49,807,419
Diluted	50,703,548	50,399,936	50,162,654	50,365,119

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2016

	Advertising and
	Communications	Corporate	Total

Revenue	$337,047	$-	$337,047

Net income attributable to MDC Partners Inc.			$1,173
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			1,254
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes			-
Equity in losses of non-consolidated affiliates			290
Income tax expense			4,405
Interest expense and finance charges, net			16,971
Loss on redemption of notes			-
Other, net			(26)
Operating profit (loss)	$36,868	$(12,801)	$24,067
margin	10.9%		7.1%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,926	510	11,436
Stock-based compensation	4,880	650	5,530
Acquisition deal costs	402	505	907
Deferred acquisition consideration adjustments	(299)	-	(299)
Distributions from non-consolidated affiliates **	-	-	-
Other items, net ***	-	252	252

Adjusted EBITDA *	$52,777	$(10,884)	$41,893
margin	15.7%		12.4%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

* compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2015

	Advertising and
	Communications	Corporate	Total

Revenue	$336,606	$-	$336,606

Net income attributable to MDC Partners Inc.			$29,560
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			2,841
Income from discontinued operations attributable to
MDC Partners Inc., net of taxes			(1,329)
Equity in earnings of non-consolidated affiliates			(104)
Income tax expense			4,679
Interest expense and finance charges, net			13,183
Other, net			(4,348)
Operating profit (loss)	$54,372	$(9,890)	$44,482
margin	16.2%		13.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	13,554	453	14,007
Stock-based compensation	4,863	451	5,314
Acquisition deal costs	255	587	842
Deferred acquisition consideration adjustments	(12,741)	-	(12,741)
Distributions from non-consolidated affiliates **	176	112	288
Other items, net ***	-	(4,718)	(4,718)

Adjusted EBITDA *	$60,479	$(13,005)	$47,474
margin	18.0%		14.1%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

* compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2016

	Advertising and
	Communications	Corporate	Total

Revenue	$646,089	$-	$646,089

Net loss attributable to MDC Partners Inc.			$(22,120)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			2,113
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes			-
Equity in losses of non-consolidated affiliates			61
Income tax expense			2,433
Interest expense and finance charges, net			32,368
Loss on redemption of notes			33,298
Other, net			(15,538)
Operating profit (loss)	$58,546	$(25,931)	$32,615
margin	9.1%		5.0%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	21,749	907	22,656
Stock-based compensation	8,761	1,454	10,215
Acquisition deal costs	467	993	1,460
Deferred acquisition consideration adjustments	6,028	-	6,028
Distributions from non-consolidated affiliates **	-	-	-
Other items, net ***	-	1,738	1,738

Adjusted EBITDA *	$95,551	$(20,839)	$74,712
margin	14.8%		11.6%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

* acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2015

	Advertising and
	Communications	Corporate	Total

Revenue	$638,828	$-	$638,828

Net loss attributable to MDC Partners Inc.			$(2,531)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests			5,221
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes			4,965
Equity in earnings of non-consolidated affiliates			(455)
Income tax expense			625
Interest expense and finance charges, net			28,160
Other, net			13,692
Operating profit (loss)	$80,385	$(30,708)	$49,677
margin	12.6%		7.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	25,408	899	26,307
Stock-based compensation	8,363	1,396	9,759
Acquisition deal costs	539	1,177	1,716
Deferred acquisition consideration adjustments	(10,493)	-	(10,493)
Distributions from non-consolidated affiliates **	510	120	630
Other items, net ***	-	1,044	1,044

Adjusted EBITDA *	$104,712	$(26,072)	$78,640
margin	16.4%		12.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

* acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA (1)	$41,893	$47,474	$74,712	$78,640
Net income attributable to the noncontrolling interests	(1,254)	(2,841)	(2,113)	(5,221)
Capital expenditures, net (2)	(7,038)	(3,812)	(12,577)	(9,112)
Cash taxes	(664)	(175)	(807)	(715)
Cash interest, net & other (3)	(16,689)	(12,893)	(30,219)	(25,544)

Adjusted EBITDA Available for General Capital Purposes (4)	$16,248	$27,753	$28,996	$38,048

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 through 5 for a reconciliation of Net income (loss) to Adjusted EBITDA.
(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements. See Schedule 9 for reconciliation of amounts.
(3) Cash interest, net & other represents the cash interest paid for our borrowings, less interest income, adjusted for the quarterly accrual of cash interest under our Senior Notes. See Schedule 9 for reconciliation of amounts.
(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$16,062	$61,458
Cash held in trusts	5,345	5,122
Accounts receivable, net	421,270	361,044
Expenditures billable to clients	51,708	44,012
Other current assets	51,327	37,109
Total Current Assets	545,712	508,745

Fixed assets, net	66,763	63,557
Investment in non-consolidated affiliates	6,392	6,263
Goodwill	876,644	870,301
Other intangible assets, net	61,418	72,382
Deferred tax assets	20,159	15,367
Other assets	39,065	41,010
Total Assets	$1,616,153	$1,577,625

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$308,909	$359,568
Trust liability	5,345	5,122
Accruals and other liabilities	236,986	297,964
Advance billings	159,279	119,100
Current portion of long-term debt	361	470
Current portion of deferred acquisition consideration	102,985	130,400
Total Current Liabilities	813,865	912,624

Long-term debt, less current portion	987,381	728,413
Long-term portion of deferred acquisition consideration	129,059	216,704
Other liabilities	45,003	44,905
Deferred tax liabilities	98,191	92,581
Total Liabilities	2,073,499	1,995,227

Redeemable Noncontrolling Interests	65,367	69,471

Shareholders' Deficit
Common shares	275,883	269,842
Shares to be issued	2,360	-
Charges in excess of capital	(307,323)	(315,261)
Accumulated deficit	(549,110)	(526,990)
Accumulated other comprehensive income (loss)	(6,227)	6,257
MDC Partners Inc. Shareholders' Deficit	(584,417)	(566,152)
Noncontrolling Interests	61,704	79,079
Total Shareholders' Deficit	(522,713)	(487,073)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,616,153	$1,577,625

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2016	2015

Cash flows provided by (used in) continuing operating activities	$(138,497)	$69,478
Discontinued operations	-	(995)
Net cash provided by (used in) operating activities	(138,497)	68,483

Cash flows used in continuing investing activities	(16,762)	(36,073)
Discontinued operations	-	18,070
Net cash used in investing activities	(16,762)	(18,003)

Cash flows provided by (used in) continuing financing activities	109,672	(129,105)
Discontinued operations	-	(40)
Net cash provided by (used in) financing activities	109,672	(129,145)

Effect of exchange rate changes on cash and cash equivalents	191	168

Net decrease in cash and cash equivalents	$(45,396)	$(78,497)

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$5,762	$3,882	$2,722	$1,340	$13,706	$1,486	$1,359	$2,845
D&O insurance proceeds	-	-	-	(1,000)	(1,000)	-	(1,107)	(1,107)
CEO repayment for certain perquisites and expenses	-	(8,600)	(1,877)	(808)	(11,285)	-	-	-
CEO and CAO termination related expenses	-	-	6,906	-	6,906	-	-	-
Total other items, net	$5,762	$(4,718)	$7,751	$(468)	$8,327	$1,486	$252	$1,738

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(5,656)	$(3,848)	$(8,161)	$(5,910)	$(23,575)	$(5,539)	$(7,909)	$(13,448)
Landlord reimbursements	356	36	1,259	805	2,456	-	871	871
Total capital expenditures, net	$(5,300)	$(3,812)	$(6,902)	$(5,105)	$(21,119)	$(5,539)	$(7,038)	$(12,577)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(367)	$(25,401)	$(590)	$(26,308)	$(52,666)	$(25,703)	$(1,212)	$(26,915)
Bond interest accrual adjustment	(12,403)	12,403	(12,403)	12,403	-	11,995	(15,680)	(3,685)
Adjusted cash interest paid	(12,770)	(12,998)	(12,993)	(13,905)	(52,666)	(13,708)	(16,892)	(30,600)
Interest income	119	105	114	129	467	178	203	381
Other	-	-	-	-	-	-	-	-
Total cash interest, net & other	$(12,651)	$(12,893)	$(12,879)	$(13,776)	$(52,199)	$(13,530)	$(16,689)	$(30,219)